UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2026

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Continental Boulevard

El Segundo, California 90245-5012

(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code:

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 per share	MAT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2026, Mattel, Inc. (the “Company” or “Mattel”) announced that the Board of Directors (the “Board”) of the Company has appointed Roger Lynch, current Board member and Independent Lead Director, as Chairman of the Board and Diana Ferguson as its new Independent Lead Director, effective October 2, 2026, and that the Board has appointed Roger Lynch as the Chief Executive Officer of the Company, effective on a date to be mutually agreed and in any event no later than November 2, 2026. On September 29, 2026, Ynon Kreiz resigned as Chief Executive Officer of the Company and as Chairman and a member of the Board, effective October 2, 2026.

Mr. Lynch, age 63, has served on the Board since 2018. Mr. Lynch has served as the Chief Executive Officer of Condé Nast, a global media company, since April 2019. Prior to joining Condé Nast, Mr. Lynch served as President and Chief Executive Officer of Pandora, then the U.S.’s largest music streaming service. Previously, as the founding CEO of Sling TV (owned by DISH Network), Mr. Lynch led the creation, launch, and scaling of the largest U.S. over-the-top television service delivering the best of live sports, news, and entertainment to broadband-connected devices. Prior to joining DISH, Mr. Lynch served as Chairman and CEO of Video Networks International, Ltd., an IPTV technology company in the U.K. He also previously served as President and CEO of Chello Broadband N.V., a broadband Internet service provider with operations in ten European countries. Mr. Lynch currently serves on the Board of Directors of the US China Business Council, the Partnership for New York City, and the News Media Alliance. He is also a member of the Champions of Change Coalition, the Board of Overseers of the Tuck School at Dartmouth College, and the Board of Councilors of the Dornsife College of Letters, Arts and Sciences at the University of Southern California. Mr. Lynch was not selected as the Company’s Chief Executive Officer pursuant to any arrangement or understanding between him and any other person. Mr. Lynch does not have any family relationship with any director or executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On September 29, 2026, the Company entered into a letter agreement with Mr. Lynch (the “Offer Letter”) with respect to his service as Chief Executive Officer, to be effective upon his commencement of employment. The Offer Letter provides that Mr. Lynch will receive an annual base salary of $2,300,000 and have an annual target bonus opportunity under the Mattel Incentive Plan of 200% of his base salary, with bonus eligibility to commence in the 2027 performance year. Pursuant to the Offer Letter, as a replacement of the 2026-2028 long-term incentive award Mr. Lynch will forfeit upon leaving his current employer, Mr. Lynch will be granted a 2026 annual equity award on the last trading day of the month of his start date, with a total target grant value of $10,000,000, to be granted 60% in the form of performance-based restricted stock units and 40% in the form of restricted stock units, and otherwise on terms consistent with the annual long-term incentive awards granted to Mattel’s other executive officers in 2026.

Under the Offer Letter, Mr. Lynch will receive a new-hire performance-based restricted stock unit award with a grant date value of $6,000,000, to be granted on the last trading day of the month of his start date, which award will be eligible to vest at the end of the three-year performance period beginning on his start date, subject to Mattel achieving a relative total shareholder return over such period equal to or greater than the 55th percentile as compared to the constituents of the S&P 500 Index as of the end of such period.

In order to make Mr. Lynch whole for the 2026 annual bonus and 2024-2026 long-term incentive award he will forfeit upon leaving his current employer, Mr. Lynch will also be provided with a “make whole” cash signing bonus of $10,600,000, payable no later than December 31, 2026, subject to full repayment by Mr. Lynch if, prior to December 31, 2027, Mr. Lynch voluntarily terminates his employment without good reason or is terminated by Mattel for cause. Similarly, due to Mr. Lynch’s forfeiture of the 2025-2027 long-term incentive award upon leaving his current employer, Mr. Lynch will receive a “make whole” new-hire equity grant of restricted stock units with a grant date value of $6,000,000, to be granted on the last trading day of the month of his start date, which award will be fully vested on the date of grant, subject to full repayment by Mr. Lynch of the value of such award on the date of grant if, prior to the first anniversary of his start date, Mr. Lynch voluntarily terminates his employment without good reason or is terminated by Mattel for cause, and 50% repayment if such a termination occurs on or after the first anniversary of his start date and prior to the second anniversary of his start date.

Pursuant to the Offer Letter, Mr. Lynch will be eligible to participate in Mattel’s employee benefit plans and will also be provided with a Company-provided automobile and driver for business purposes, reimbursement for financial counseling not to exceed $10,000 on an annual basis, an annual comprehensive physical examination, and payment of up to $25,000 in legal fees incurred by him in connection with the negotiation of the Offer Letter. To assist with his relocation expenses and temporary housing, Mr. Lynch will receive a payment of $985,000, which amount will be paid no later than December 31, 2026, subject to full repayment by Mr. Lynch if, prior to the first anniversary of his start date, Mr. Lynch voluntarily terminates his employment without good reason or is terminated by Mattel for cause, and 50% repayment if such a termination occurs on or after the first anniversary of his start date and prior to the second anniversary of his start date. Mr. Lynch will be a participant in Mattel’s Amended and Restated Executive Severance Plan B (“Severance Plan B”) on terms materially consistent with those applicable to Mr. Kreiz under such plan before his departure (as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 14, 2026).

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with Mr. Kreiz’s departure, the Board also appointed Jonathan Anschell, the Company’s Executive Vice President, Chief Legal Officer and Secretary, to serve as interim principal executive officer of the Company, effective October 2, 2026, until Mr. Lynch assumes the role of Chief Executive Officer of the Company. Mr. Anschell will continue to serve in his current role at the Company while serving as interim principal executive officer.

Mr. Anschell, age 58, has served as the Company’s Executive Vice President, Chief Legal Officer and Secretary since January 2021. Prior to joining the Company, Mr. Anschell served as Executive Vice President and General Counsel of ViacomCBS Media Networks from December 2019 to January 2021. Prior to the merger of CBS Corporation and Viacom Inc., Mr. Anschell served as General Counsel of CBS Television. Mr. Anschell currently serves on the Board of Directors of the Media Law Resource Center and as a director and past Chair of the Board of Public Counsel. Mr. Anschell was not selected as the Company’s interim principal executive officer pursuant to any arrangement or understanding between him and any other person. Mr. Anschell does not have any family relationship with any director or executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Anschell will not receive any additional compensation in connection with his service as interim principal executive officer.

Item 7.01.	Regulation FD Disclosure.

On September 30, 2026, the Company issued a press release announcing the appointment of Mr. Lynch as Chief Executive Officer of the Company and Chairman of the Board and the departure of Mr. Kreiz. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Letter Agreement, dated September 29, 2026, between Mattel, Inc. and Roger Lynch.

99.1*	Press Release, dated September 30, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.
Registrant

By:	/s/ Jonathan Anschell
Name:	Jonathan Anschell
Title:	Executive Vice President,
Chief Legal Officer and Secretary

Date: September 30, 2026